Exhibit 99.1

Aerohive Networks Selected by Apple to Provide Wi-Fi for ConnectED Initiative

Sunnyvale, Calif. — Oct. 28, 2014 — Aerohive Networks® (NYSE:HIVE), a leader in Wi-Fi and cloud-managed mobile networking, today announced it will provide the Wi-Fi infrastructure to support Apple’s® $100M contribution to ConnectED. Aerohive’s next-generation networking solutions will enable superior connectivity for Apple devices and supporting content, providing teachers a new set of tools to engage and inspire their students. Aerohive is the only Wi-Fi infrastructure company working with Apple on this initiative.

News Facts

•	ConnectED is a U.S. government initiative to empower teachers with the best technology and training to make the most of it, to empower students through individualized learning and rich, digital content.

•	In support of ConnectED Apple will grant 114 schools iPads, MacBooks, and Apple TVs, along with technical and professional development support. Apple ConnectED Partners who share Apple’s vision for transforming education with technology will provide educational content, tailored curriculum and network connectivity.

•	Aerohive will provide the Wi-Fi infrastructure as part of Apple’s deployments, supporting Apple-provided devices and giving reliable access to content and curriculum. This includes Aerohive 802.11ac wireless access points, switches and cloud-based management.

•	Managed service provider and Aerohive Partner Education Networks of America (ENA)®, will deploy and manage Aerohive’s Wi-Fi solution in the Apple-selected schools with their turnkey managed service, ENA AirSM.

•	Aerohive enables high-performance, enterprise-grade Wi-Fi infrastructure for the best possible Wi-Fi-connected Apple-device experience. Aerohive’s unique Bonjour Gateway is designed around the properties and requirements of iOS- and OS X-based client devices to manage and control Apple service availability, such as AirPrint™, AirPlay®, file sharing and collaboration applications.

Resources

•	ConnectED Initiative

•	Apple and ConnectED

•	Apple ConnectED Partners

•	Aerohive and Apple solution page

•	ENA Partnership

•	JAMF Software Partnership

•	Aerohive Customer Case Studies – Apple device deployments

•	Rowan Salisbury School District

•	Pender County School District

•	Pulaski County Special School District

•	Allegany County Public Schools

•	Holly Area School District

Comments

“Apple has the ability to work with most any solution on the market and we are truly honored that Aerohive is the one standing next to Apple in support of this important initiative,” said Bill Hoppin, vice president of business development, Aerohive Networks. “Like Apple, we understand that technology can transform the classroom. Our robust Wi-Fi infrastructure for Apple devices will allow these schools to get the most from their new technology, focusing on engaging students and opening new opportunities.”

“Aerohive’s participation in this program brings together a number of the company’s unique capabilities and differentiators: a passionate focus on the end-user experience; solutions that are optimized for iOS and OS X devices; integration with third-party vendors to facilitate deployments; and turnkey delivery via managed service partners,” said John McKnight, vice president, research and analyst services, Enterprise Strategy Group. “More importantly, Aerohive brings a focus on enabling better application experiences as well as the ability to deliver unique insights about application and infrastructure usage to school technical staff, faculty, and administrators alike. ESG sees this as an ideal template for schools across the country and looks forward to monitoring Aerohive’s progress in this program. We will also be watching how Aerohive builds on its Apple relationship to drive future activity not only in education but across the broader commercial enterprise market.”

About Aerohive Networks

Aerohive (NYSE: HIVE) unleashes the power of enterprise mobility. Aerohive’s technology enables organizations of all sizes to use mobility to increase productivity, engage customers and grow their business. Deployed in over 17,000 customers worldwide, Aerohive’s proprietary mobility platform takes advantage of the cloud and a distributed architecture to deliver scalable, simplified, secure and cost-effective networks. Aerohive was founded in 2006 and is headquartered in Sunnyvale, Calif. For more information, please visit www.aerohive.com, call us at 408-510-6100, follow us on Twitter @Aerohive, subscribe to our blog, join our community or become a fan on our Facebook page.

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